                              SECURED FULL RECOURSE
                                 PROMISSORY NOTE
                             DUE NOVEMBER 16, 2007

$1,000,000.00                                                Dallas,Texas
_____________                                                November 17, 1997

          FOR VALUE RECEIVED, Edward C. Coppola, Jr., an individual ("MAKER"), unconditionally promises to pay to The Macerich Company, a Maryland corporation (together with any successor or assignee by operation of law or otherwise, the "PAYEE"), on the earlier of November 16, 2007 or such other date as provided herein, in the manner and at the place hereinafter provided, the lesser of (i) one million dollars ($1,000,000.00) and (ii) the unpaid principal amount of all advances made by Payee to Maker for the purposes of Maker's purchase of common stock of the Payee pursuant to the terms of The Macerich Company Amended and Restated 1994 Incentive Plan (the "Plan"). All advances made under this Note shall be noted hereon; PROVIDED, HOWEVER, that the failure to make a notation shall not limit or otherwise affect the obligations of Maker hereunder with respect to payments of principal or interest on this Note.

          Maker also promises to pay interest on the unpaid principal balance of this Note from the date such principal is advanced until such principal is paid in full at a rate per annum equal to the lesser of: (i) the maximum amount allowable pursuant to applicable law; or (ii) 7.00%. Interest that is due and payable but not yet paid shall be added to principal and accrue interest from the date due. Interest on this Note shall be computed on the basis of a 365-day year, based on the actual number of days elapsed and shall be payable in arrears quarterly on the fifteenth (15th) day of each March, June, September and December, commencing on December 15, 1997, upon any prepayment of this Note (to the extent accrued on the amount being prepaid) and at maturity.

          1. PAYMENTS; VOLUNTARY REPAYMENT. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited. Maker shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty, such prepayment hereunder being accompanied by interest on the principal amount of the Note being prepaid to the date of prepayment. Notwithstanding any payment or prepayment of principal hereunder by Maker, Maker acknowledges and agrees that the aggregate advances made by Payee hereunder shall in no event exceed the sum of $1,000,000.

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          2.   MANDATORY REPAYMENT.

          (a) If the Board of Directors of Payee (the "Board") makes any dividend or other distribution to its stockholders which it determines for these purposes to be unusual or extraordinary (an "Extraordinary Distribution"), then the Board, or the Compensation Committee of the Board, may, in its sole discretion, require that Maker use the Net Cash Proceeds (as defined below) of the Extraordinary Distribution to repay this Note. The Net Cash Proceeds shall be applied first to accrued and unpaid interest on this Note and second to the unpaid principal balance of this Note. As used herein, Net Cash Proceeds means all cash or cash proceeds from an Extraordinary Distribution in respect of the Pledged Collateral (as defined in that certain Pledge Agreement (the "Pledge Agreement") dated as of November 17, 1997 between Maker and Payee) MINUS the amount of applicable federal, state and local taxes which the Board, or the Compensation Committee of the Board, reasonably determines will be payable by Maker in connection with the Extraordinary Distribution. The Board, or the Compensation Committee of the Board, shall cause Payee to notify Maker in writing at least 10 days prior to the payment date of any Extraordinary Distribution with respect to which it intends to require Maker to use the Net Cash Proceeds to repay this Note. If Maker is required to use the Net Cash Proceeds to repay this Note, then within three (3) business days of receipt of the Net Cash Proceeds, Maker shall pay to Payee an amount equal to the Net Cash Proceeds to be so applied.

          (b) In the event that Maker sells, transfers, assigns or otherwise disposes of any of the Pledged Collateral as permitted by and in accordance with Section 6 of the Pledge Agreement, Maker shall concurrently repay the unpaid principal balance of this Note in an amount equal to the greater of:
(i)(A) the percentage of the total Pledged Collateral (prior to such disposition) that the shares so disposed of represents MULTIPLIED BY (B) the unpaid principal amount of this Note or (ii) the amount by which the unpaid principal amount of this Note exceeds the Fair Market Value (as defined in the Pledge Agreement) of the Pledged Collateral (after giving effect to the release of collateral set forth in Section 6 of the Pledge Agreement).

          (c) If there shall occur a Termination of Employment (as such term is defined in the Plan) of Maker, the unpaid principal amount of this Note together with accrued interest thereon shall become due and payable on the 10th business day after the Termination of Employment of Maker except as otherwise provided in Section 1.8(d) of the Plan.

          3. FULL RECOURSE NOTE. This Note is the Note referred to in the Pledge Agreement. This Note is a full

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

recourse Note and Maker shall be liable for the full payment of principal of and interest on this Note. This Note is also secured by, and is entitled to the benefit of, the Pledge Agreement, the terms and provisions of which are hereby incorporated herein as if set forth herein in full.

          4. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default:

          (a) The sale, transfer, assignment or other disposition of any Pledged Collateral, other than in accordance with the terms and conditions of
Section 2(b) of this Note and Section 6(c) of the Pledge Agreement;

          (b) The failure by Maker to pay any principal under this Note when due, whether at stated maturity, by acceleration, or otherwise, or failure to pay any interest or other amount due under this Note within five (5) days after the date due;

          (c) any challenge, or institution of any proceedings to challenge by Maker of the validity, binding effect or enforceability of this Note or any endorsement of this Note;

          (d) any default by Maker of any other obligation under this Note or the Pledge Agreement; or

          (e) The initiation of any proceeding relating to Maker under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute, whether filed by or against Maker, or the assignment for the benefit of creditors by Maker.

          Upon an Event of Default set forth in clauses (a), (b) and (e) above, the principal amount of this Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker). Upon any other Event of Default, Payee may, by written notice to Maker, declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker).

          5. SET-OFF. Payee shall be entitled to set-off against this Note any and all amounts owed by Payee to Maker as and when such amounts become due and payable, whether presently existing or hereafter incurred, to the maximum extent allowable under applicable laws. To the extent that Maker's consent to the set-off is required, this Note constitutes Maker's consent.

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

          6.   MISCELLANEOUS.

          (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telefacsimile or cable communication) and hand-delivered, mailed, or telecopied as follows: if to Maker, at its address specified opposite its signature below; and if to Payee, at 233 Wilshire Boulevard, Santa Monica, CA 90401; or in each case at such other address as shall be designated by Payee or Maker. All such notices and communications shall, when hand-delivered, mailed, or telecopied (with answer-back confirmation) be effective when deposited in the mails, delivered or sent by telecopier.

          (b) No failure or delay on the part of Payee or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Maker and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.

          (c) Maker and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. To the fullest extent permitted by law, the obligations of Maker hereunder shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, deferment, suspension, reduction or defense (other than the full and strict compliance by Maker with those obligations) based on any claim that Maker may have against Payee or any other person.

          (d) No provision of this Note may be waived, modified or discharged orally, but only by an agreement signed by the party against whom enforcement is sought.

          (e) If any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in

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

any other jurisdiction, shall not in any way be affected or impaired thereby.

          (f) This note and the rights and obligations of maker and payee hereunder shall be governed by, and shall be construed and enforced in accordance with the laws of the State of California except for such matters as are subject to the General Corporation Law of the State of Maryland.

          IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year and at the place first above written.


                                       ---------------------------------------
                                                 Edward C. Coppola, Jr.


                                       Notice Address:

                                       Edward C. Coppola, Jr.
                                       c/o The Macerich Company
                                       Two Galleria Tower
                                       13455 Noel Rd., Suite 1480
                                       Dallas, TX 75240




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

                       TRANSACTIONS ON PROMISSORY NOTE

                                           Amount of           Outstanding
                    Amount of              Principal           Principal
                    Loan Made              Repaid on           Balance on
Date                on this Date           this Date           this Date
----                ------------           ---------           ---------
11/17/97            $657,938.46                                $657,938.46

11/18/97            $341,948.40                                $999,886.86



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